Exhibit 99.2

REPAY Closes Offering of $287.5 Million of 2.875% Convertible Notes

Atlanta, GA, July 8, 2024 – Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of integrated payment processing solutions, today announced the successful closing of its offering of $287.5 million aggregate principal amount of its 2.875% convertible senior notes due 2029 (the “Convertible Notes”), which includes the exercise in full of the $27.5 million principal amount option granted to the initial purchasers of the Convertible Notes.

John Morris, Co-founder and CEO of REPAY, said, “We are pleased to successfully close this important financing for the Company, and we greatly appreciate the tremendous support from both existing and new investors. The transaction fortifies our balance sheet by addressing $220.0 million principal amount of our 2026 maturities, while providing us with financial flexibility to continue focusing on profitable growth and cash generation.”

“We designed this transaction to minimize the future dilution for our shareholders," said Tim Murphy, CFO of REPAY. "Our repurchase of approximately 3.9 million shares concurrently with the offering and our commitment to repay the principal amount of the new Convertible Notes in cash are expected to further reduce potential share dilution even beyond the $20.42 capped call strike price."

Overview of the Transaction:

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Offering Size: $287.5 million aggregate principal amount, including the full exercise of the initial purchasers' $27.5 million principal amount option
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Interest Rate: 2.875% per annum, payable semiannually, beginning on January 15, 2025
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Initial Conversion Rate: 76.8182 shares of the Company’s Class A common stock (the “common stock”) per $1,000 principal amount of Convertible Notes
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Initial Conversion Price: Approximately $13.02 per share, representing a premium of approximately 27.5% over the closing price of the common stock on July 2, 2024
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Capped Call Cap Price: Initially set at $20.42 which represents a 100% premium over the closing price of the common stock on July 2, 2024

Uses of Net Proceeds:

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Repurchase of 2026 Convertible Senior Notes: Approximately $200.0 million of the net proceeds, combined with approximately $5.1 million of cash on hand, were used to repurchase $220.0 million in aggregate principal amount of the Company’s outstanding convertible senior notes due 2026
•
Capped Call Transactions: Approximately $39.2 million of the net proceeds were used to fund the cost of the capped call transactions
•
Share Repurchase: Approximately $40.0 million of the net proceeds were used to repurchase approximately 3.9 million shares of the common stock

The Convertible Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of the Convertible Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Repay

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Contact Information

Investor Relations Contact for REPAY:

ir@repay.com

Media Relations Contact for REPAY:

Kristen Hoyman

khoyman@repay.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about potential share dilution and other effects of the offering and the use of proceeds and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’S management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control, including, without limitation, the factors described in REPAY’s reports filed with the SEC. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.